EXHIBIT (16)



                           THE JENSEN PORTFOLIO, INC.


               Schedule for Computation of Performance Quotations

                                  Total Return

         For the period from August 3, 1992 (commencement of operations)
                                 to May 31, 1998


                      Average annual total return = 11.21%


                   T~=~NROOT n {ERV over P}~ -1

                       T   = average annual total return

                       n   = number of years

                       ERV = ending redeemable value of a hypothetical
                             $1,000 payment made at the beginning
                             of the period

                       P   = hypothetical initial payment

                   T~=~NROOT {5.8274} {{1,858.11067} over {1,000}}~ -1

                       T   = 11.21%
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                           THE JENSEN PORTFOLIO, INC.


               Schedule for Computation of Performance Quotations

                                  Total Return

                     For the fiscal year ended May 31, 1998


                              Total return = 18.28%


                   T~=~NROOT n {ERV over P}~ -1

                       T   = average annual total return

                       n   = number of years

                       ERV = ending redeemable value of a hypothetical
                             $1,000 payment made at the beginning
                             of the period

                       P   = hypothetical initial payment

                   T~=~NROOT 1 {{1,858.11067} over {1,570.94372}}~ -1

                       T   = 18.28%